United States
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004



                                    FORM 8-K
                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 2, 2001



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579






  State of Incorporation                         IRS Employer Identification No.
       Delaware                                          06-0495050






                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item 5 - Other Events.

The registrant's press release dated July 2, 2001 regarding its negotiations to acquire Secap.


Item 7 - Financial Statements and Exhibits.

c. Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit                Description
-------    ---------------------------------------------------------

   (1)         Pitney Bowes Inc. press release dated July 2, 2001.





                                   Signatures
                                   ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                PITNEY BOWES INC.

July 3, 2001

                                /s/ B.P. Nolop
                                -----------------------------------
                                B. P. Nolop
                                Executive Vice President and
                                Chief Financial Officer
                                (Principal Financial Officer)


                                /s/ A.F. Henock
                                -----------------------------------
                                A. F. Henock
                                Vice President - Finance
                                (Principal Accounting Officer)

                                                                       Exhibit 1
                                                                       ---------
For Immediate Release


 Pitney Bowes In Negotiations to Acquire Secap

                 Established French Mailing Business Will Expand
      Pitney Bowes' Market Reach and Strengthen Company's Global Offerings

STAMFORD, Conn. and PARIS, July 2, 2001 -- Pitney Bowes Inc. (NYSE:PBI) today announced that it is in discussions with Fimalac, the French diversified services group, for the acquisition of Secap SA, Fimalac's mailing subsidiary. Secap provides a range of mail processing equipment, supplies and technology for low- to mid-volume mailers. Pitney Bowes expects customers to benefit from Secap's innovative line of products and shareholders to benefit from Secap's more than 30% postage meter market share in France and approximately 60% recurring rental revenue stream.
         "This proposed acquisition is the next of a series of strategic actions that we've taken to enhance our delivery of leading edge, integrated mail and document management solutions to customers of all sizes worldwide," said Michael
J. Critelli, Chairman and CEO of Pitney Bowes Inc. "Successful completion of this transaction will strengthen our geographic coverage, expand our distribution and significantly grow our market presence in Europe, particularly in France, the third largest mailing market in the world. Secap's growing line of digital mailing solutions will help accelerate, especially in Europe, our previously announced global strategy to develop a networked platform that links mailers to postal and carrier information and systems. In addition, Secap will expand Pitney Bowes' line of office folders and inserters, enabling Pitney Bowes to meet paper-handling needs for businesses of all sizes from the office to the production environment."

         The parties have discussed a purchase price of approximately FF 1.45 billion. In accordance with French labor law, the proposed transaction has been submitted to the companies' respective employee representatives for review and opinion, and is subject to the execution of definitive documentation, completion of due diligence, and receipt of approvals by the appropriate regulatory authorities and the boards of directors of Pitney Bowes and Fimalac.
         Marc Ladreit de Lacharriere, Chairman and CEO of Fimalac stated, "Secap is a well-established business with significant expertise and market share in France and innovative product and service solutions that complement Pitney Bowes. The proposed sale of Secap to Pitney Bowes will assure continuity and success for Secap, whose future is closely linked to the development of its international activities and its ability to continuously improve the performance of its products to meet customer demands. Secap's integration into Pitney Bowes should allow Secap to reinforce its presence in a continually expanding global market."
         Fimalac, which posted net earnings of Euro 100 million in 2000, is a French-based diversified services business which includes Fitch, the world's third largest credit rating agency, Facom, a leading global provider of hand tools, and LBC, the world's second largest bulk chemical storage provider. Secap is a leading provider of mailing equipment, supplies and technology with a strong market presence in France as well as operations in Sweden, the United Kingdom and the United States. For additional information about Fimalac, please visit the company's website at www.fimalac.com.
                               ----------------
         Pitney Bowes is a $4 billion global provider of integrated mail and document management solutions headquartered in Stamford, Connecticut. The company serves over 2 million businesses of all sizes through dealer and direct operations. For additional information about Pitney Bowes, please visit our website at www.pitneybowes.com.
           --------------------

                                       ###


For Pitney Bowes Investors

The statements contained in this news release that are not purely historical are forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "anticipates," "intends" and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2000 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of the spin-off and any announced acquisitions. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.